Exhibit 99.(a)(xvii)

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT MUNICIPAL INCOME FUND, INC.

LORD ABBETT MUNICIPAL INCOME FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST, the Corporation filed its original Articles of Incorporation with the State Department of Assessments and Taxation of Maryland on December 27, 1983. The Corporation filed Restated Articles of Incorporation with the State Department of Assessments and Taxation of Maryland on December 1, 1998 (hereinafter, the “Articles”).

SECOND, the charter of the Corporation (the “Charter”) is hereby amended to change the name of the series of stock the Corporation designated as “Lord Abbett High Yield Municipal Bond Fund” to “Lord Abbett High Income Municipal Bond Fund.”

THIRD, the Charter is hereby amended to change the name of the series of stock the Corporation designated as “Lord Abbett Short Duration High Yield Municipal Bond Fund” to “Lord Abbett Short Duration High Income Municipal Bond Fund.”

FOURTH, the amendment of the Charter set forth herein has been duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by § 2-605(a)(2) of the Maryland General Corporation Law (the “MGCL”) to be made without action of the stockholders.

FIFTH, pursuant to § 2-610.1 of the MGCL, these Articles Supplementary shall become effective on November 1, 2021.

SIXTH, the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended from time to time.

SEVENTH, The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Assistant Secretary and attested by its Assistant Secretary on September 28, 2021.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

By:	/s/Pamela P. Chen
Pamela P. Chen
Vice President and Assistant Secretary

ATTEST:

/s/Denise A. Wilson

Denise A. Wilson

Assistant Secretary

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